Exhibit 4.24

EIGHT AMENDMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of May 30, 2023 (this "Amendment"), among (i) Atlantica Sustainable Infrastructure plc, a company incorporated in England and Wales with company number 08818211, as borrower (the "Borrower") under the Credit and Guaranty Agreement, dated as of May 10, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Credit Agreement"), among the Borrower, the Guarantors (as defined below), the L/C Issuers (as defined below), the lenders party thereto and the Administrative Agent (as defined below), (ii) the guarantors party to the Credit Agreement (the "Guarantors"), (iii) Royal Bank of Canada and Canadian Imperial Bank of Commerce, London Branch, as L/ C Issuers (the "L/C Issuers"), (iv) the lenders party hereto (the "Lenders"), and (v) Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, the "Administrative Agent".

WITNESSETH

WHEREAS, the Borrower has requested the Administrative Agent and the Lenders to extend the Maturity Date (as defined in the Credit Agreement) to December 31, 2025, and to amend certain other provisions of the Credit Agreement; and

WHEREAS, the Lenders are agreeable to such requests upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants set forth herein, the parties hereto agree as follows:

ARTICLE I

RATIFICATION; DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1          Relation to Credit Agreement; Ratification.      This Amendment is entered into in accordance with Section 11.01 of the Credit Agreement and constitutes an integral part of the Credit Agreement.  Except as amended by this Amendment, the provisions of the Credit Agreement are in all respects ratified and confirmed and shall remain in full force and effect.

Section 1.2          Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement (as amended by this Amendment) are used herein as therein defined, and the rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply mutatis mutandis to this Amendment.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Section 2.1          Amendments to Credit Agreement.  The parties hereto hereby agree that, effective as of the Amendment No. 8 Effective Date (as defined below), Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of the term "Maturity Date" in its entirety with the following:

(a)          The definition of “Maturity Date” included in Section 1.01 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

""Maturity Date" means December 31, 2025."

(b)          The following definition is inserted in its correct alphabetical order in Section 1.01 of the Credit Agreement:

""Erroneous Payment" has the meaning assigned to it in Section 9.09(a)."

(c)          The following definition is inserted in its correct alphabetical order in Section 1.01 of the Credit Agreement:

""Erroneous Payment Return Deficiency" has the meaning assigned to it in Section 9.09(d)."

(d)          The following definition is inserted in its correct alphabetical order in Section 1.01 of the Credit Agreement:

""Payment Notice" has the meaning assigned to it in Section 9.09(b)."

(e)          The following definition is inserted in its correct alphabetical order in Section 1.01 of the Credit Agreement:

""Payment Recipient" has the meaning assigned to it in Section 9.09(a)."

(f)          Article IX of the Credit Agreement is hereby amended by inserting, immediately after Section 9.08 of the Credit Agreement a new Section 9.08, as follows:

"9.09       Erroneous Payments.

(a)          If the Administrative Agent notifies any Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient, a "Payment Recipient") that the Administrative Agent has determined in its sole reasonable discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an "Erroneous Payment") and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent, in same day funds (in the currency so received), the amount of any such Erroneous Payment (or portion thereof), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect. To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)          Without limiting the immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (the "Payment Notice"), or (y) that was not preceded or accompanied by a Payment Notice sent by the Administrative Agent (or any of its Affiliates), then, said Payment Recipient shall be on notice, in each case, that an error has been made with respect to such Erroneous Payment. Each Payment Recipient agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Payment Recipient shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect.

(c)         Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under any of the immediately preceding clauses (a) or (b) or under the indemnification provisions of this Agreement.

(d)          In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent (such unrecovered amount, an "Erroneous Payment Return Deficiency"), the Borrower and each other Loan Party hereby agrees that (x) the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount (including, without limitation, the right to sell and assign the Loans (or any portion thereof), which were subject to the Erroneous Payment Return Deficiency) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, (i) comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party or (ii) the proceeds of realization from the enforcement of one or more of the Loan Documents against or in respect of the Borrower or one or more of the Loan Parties, in each case, for the purpose of making such Erroneous Payment  For the avoidance of doubt, no assignment of an Erroneous Payment Deficiency will reduce the Commitments of any Payment Recipient and such Commitments shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to the assignment of an Erroneous Payment Deficiency, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Payment Recipient under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(e)          Each party’s obligations, agreements and waivers under this Section 9.09 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Secured Party, the termination of the Commitment and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document."

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower and the Guarantors (the "Loan Parties"), jointly and severally, represent and warrant to the Administrative Agent, the Lenders and the L/C Issuers on the date hereof and on the Amendment No. 8 Effective Date, that:

Section 3.1           Authorization; No Conflicts; Etc..  The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action, and do not and will not: (i) contravene the terms of any of such Loan Party's Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Loan Party or any of its Subsidiaries is a party or affecting such Loan Party or any of its Subsidiaries or the properties of such Loan Party or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or any of its Subsidiaries or the properties of such Loan Party or any of its Subsidiaries is subject; or (iii) violate any Law.

Section 3.2          Governmental Authorizations; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution and delivery of this Amendment and the performance by, or enforcement against, any Loan Party of this Amendment or of the Credit Agreement (as amended by this Amendment).

Section 3.3            Binding Effect.  This Amendment has been duly executed and delivered by each Loan Party.  This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.4         Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Amendment or any other Loan Document, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

Section 3.5         Disclosure.    Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Amendment or delivered hereunder contains any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.6        Representations and Warranties.    Each of the representations and warranties of each Borrower and each other Loan Party contained in this Amendment are true and correct on and as of the Amendment No. 8 Effective Date, as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

Section 3.7            No Event of Default.  No event, act or condition has occurred and is continuing or would result from the execution and delivery of this Amendment, from the performance of this Amendment or of the Credit Agreement (as amended by this Amendment) (including after giving effect on a pro forma basis to the occurrence of the Amendment No. 8 Effective Date), which would constitute a Default or an Event of Default.

Section 3.8           Existence, Qualification and Power.  Each Loan Party and each of its Subsidiaries (other than Immaterial Subsidiaries):  (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under Loan Documents to which it is a party, (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect and (d) for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), in relation to each Loan Party incorporated in a country which has adopted the Regulation, its center of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation or organization and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

Section 3.9           No Material Adverse Effect.  Since December 31, 2022, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.10        Solvency.  The Loan Parties, together with their respective Subsidiaries on a consolidated basis and taken as a whole, are Solvent.

Section 3.11       Compliance with Law.  Each Loan Party and each of its Subsidiaries is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 3.12        OFAC; Anti-Terrorism.  None of the Borrower, any of its Subsidiaries, or to the knowledge of the Borrower any director, officer, employee or agent, of the Borrower or any of its Subsidiaries, (a) is a Prohibited Person, (b) is or has been the subject to any claim, proceeding, formal notice or investigation with respect to Sanctions, (c) has engaged or is engaging, directly or knowingly indirectly, in any trade, business or other activities with or for the benefit of any Prohibited Person in violation of applicable Sanctions, or (d) is otherwise in breach of any applicable Sanctions.  No Loan Party nor, to the knowledge of the Borrower, any of their respective officers, directors, or agents of them (x) has violated applicable provisions of the Patriot Act or any other applicable Laws relating to terrorism or money laundering.

Section 3.13       Foreign Corrupt Practices Act, Etc.  Each of the Loan Parties and, to the best of the Borrower's knowledge, their respective directors, officers, employees and any Person acting for or on behalf of such Loan Party, is in compliance with the U.S. Foreign Corrupt Practices Act (the "FCPA") and any other applicable anti bribery or anti-corruption law.  No part of the proceeds of the Loans will be used, directly or, to the Borrower's knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.  To the extent applicable, each Loan Party is in compliance, in all respects, with the (x) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (y) the Patriot Act.

Section 3.14         Anti-Corruption Laws.  Each Loan Party and its Subsidiaries has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with anti-corruption laws and have conducted their businesses in compliance with applicable anti-corruption laws.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

Section 4.1           Conditions to Effectiveness.  This Amendment shall become effective on the date each of the following conditions has been satisfied, in each case, in form and substance satisfactory to the Administrative Agent, the Lenders and the L/C Issuers (such date, the "Amendment No. 8 Effective Date"):

(a)         Execution of Amendment.  The Administrative Agent shall have received authorized and executed counterparts of this Amendment, sufficient in number for distribution to the Administrative Agent, each Lender, each L/C Issuer and the Borrower.

(b)        Process Agent.  The Administrative Agent shall have received evidence of the acceptance by the Process Agent of the extension of its appointment by each Loan Party by one year.

(c)         Fees and Expenses.  The Borrower shall have paid all fees, costs and expenses required to be paid to the Agents and the Joint Lead Arrangers and Joint Bookrunners, the Lenders and the L/C Issuers on or before the Amendment No. 8 Effective Date (including the fees, charges and disbursements of counsel to the Administrative Agent and the Joint Lead Arrangers and Joint Bookrunners (subject to such caps on fees separately agreed), and all such amounts incurred by any of them in connection with this Amendment and each other Loan Document required to be entered into as a condition precedent to the Amendment No. 8 Effective Date; provided that, at the request of the Borrower such fees and expenses shall be invoiced to the Borrower or any Subsidiary thereof).

(d)         Representations and Warranties.  The representations and warranties of each Borrower, and each other Loan Party contained in this Amendment (including the representations and warranties made pursuant to Section 3.1 hereof) shall be true and correct on and as of the Amendment No. 8 Effective Date, as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(e)         No Default.

(i)          No Default or Event of Default shall have occurred and be continuing.

(ii)          No Default or Event of Default would result after giving effect to this Amendment.

ARTICLE V

MISCELLANEOUS

Section 5.1           Notices.  All notices, requests and other communications to any party hereto shall be given or served in the manner contemplated in Section 11.02 of the Credit Agreement.

Section 5.2           No Waiver; Status of Loan Documents.

(a)          This Amendment shall not constitute an amendment, supplement or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, supplement, waiver or consent to any action on the part of any party hereto that would require an amendment, supplement, waiver or consent of the Lenders except as expressly stated herein.  Except as expressly amended, supplemented or waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.  No failure or delay on the part of the Lenders in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Amendment and any other Loan Documents are cumulative to, and not exclusive of, any rights or remedies available at equity or law.  Nothing in this Amendment shall constitute a novation of obligations of each Loan Party under the Credit Agreement or any other Loan Document.  On and after the date hereof, each reference in the Credit Agreement to "this Amendment," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall be deemed to mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)          (i) each Guarantor confirms and reaffirms, as of the date hereof, its guarantee with respect to the Obligations set forth in Section 10.01 (Guaranty) of the Credit Agreement, and (ii) each Loan Party confirms and reaffirms, as of the date hereof, the Liens granted by it pursuant to the Collateral Documents to which it is a party.

Section 5.3           Entirety.  This Amendment and all of the other Loan Documents embody the entire agreement among the parties relating to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.  In the event of an inconsistency between the terms of this Amendment and the terms of the Loan Documents, this Amendment shall govern.  This Amendment and all of the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior or contemporaneous oral agreements of the parties.  There are no unwritten oral agreements between the parties relating to the subject matter hereof.

Section 5.4           Loan Document.  This Amendment shall constitute a "Loan Document" under the Credit Agreement.

Section 5.5           No Novation.  This Amendment shall not constitute a novation of the obligations in the Credit Agreement.

Section 5.6           Amendment.  This Amendment may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Section 5.7           Amendment Binding.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and permitted assigns of the parties hereto.

Section 5.8           Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.9            Governing Law.

(a)           This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)          Each of the undersigned hereto agrees that any dispute relating to this Amendment shall be determined in accordance with Sections 11.14 and 11.15 of the Credit Agreement and the provisions of said Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein by reference.

Section 5.10        Counterparts.  This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by e-mail in portable document format (.pdf) or facsimile (with acknowledgment of receipt) or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment and the words "execution," "execute", "signed," "signature," and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

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Signature Page
Eighth Amendment to Credit and Guaranty Agreement
IN WITNESS WHEREOF, each of the parties to this Amendment has caused this Amendment to be duly executed by its respective authorized representative or representatives as of the day and year first above written.

Yours truly,

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC,
as the Borrower

By:	/s/ Francisco Martinez-Davis
Name: Francisco Martinez-Davis
Title: Authorized Signatory

By:	/s/ Irene M. Hernandez
Name: Irene M. Hernandez
Title: Authorized Signatory

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
ATLANTICA INFRAESTRUCTURA SOSTENIBLE, S.L.U (F/K/A ABY CONCESSIONS INFRASTRUCTURES S.L.U.),
as a Guarantor

By:	/s/ Francisco Martinez-Davis
Name: Francisco Martinez-Davis
Title: Authorized Signatory

By:	/s/ Irene M. Hernandez
Name: Irene M. Hernandez
Title: Authorized Signatory

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
ATLANTICA PERU S.A. (F/K/A ABY CONCESSIONS PERU S.A.),
as a Guarantor

By:	/s/ Francisco Martinez-Davis
Name: Francisco Martinez-Davis
Title: Authorized Signatory

By:	/s/ Irene M. Hernandez
Name: Irene M. Hernandez
Title: Authorized Signatory

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
ACT HOLDING, S.A. DE C.V.,
as a Guarantor

By:	/s/ Francisco Martinez-Davis
Name: Francisco Martinez-Davis
Title: Authorized Signatory

By:	/s/ Irene M. Hernandez
Name: Irene M. Hernandez
Title: Authorized Signatory

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
ATLANTICA INVESTMENTS LIMITED,
as a Guarantor

By:	/s/ Francisco Martinez-Davis
Name: Francisco Martinez-Davis
Title: Authorized Signatory

By:	/s/ Irene M. Hernandez
Name: Irene M. Hernandez
Title: Authorized Signatory

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
ATLANTICA NEWCO LIMITED,
as a Guarantor

By:	/s/ Francisco Martinez-Davis
Name: Francisco Martinez-Davis
Title: Authorized Signatory

By:	/s/ Irene M. Hernandez
Name: Irene M. Hernandez
Title: Authorized Signatory

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
ATLANTICA NORTH AMERICA LLC,
as a Guarantor

By:	/s/ Francisco Martinez-Davis
Name: Francisco Martinez-Davis
Title: Authorized Signatory

By:	/s/ Irene M. Hernandez
Name: Irene M. Hernandez
Title: Authorized Signatory

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Susan Khokher
Name: Susan Khokher
Title: Authorized Signatory

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
ROYAL BANK OF CANADA,
as Lender and L/C Issuer

By:	/s/ Frank Lambrinos
Name: Frank Lambrinos
Title: Authorized Signatory

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
CANADIAN IMPERIAL BANK OF COMMERCE,
LONDON BRANCH,
as Lender and L/C Issuer

By:	/s/ Kwaku Ntoso
Name: Kwaku Ntoso
Title: Executive Director

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
BANCO SANTANDER, S.A., NEW YORK BRANCH
as Lender

By:	/s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director

By:	/s/ Rita Walz-Cuccioli
Name: Rita Walz-Cuccioli
Title: Executive Director

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
NATIONAL BANK OF CANADA,
as Lender

By:	/s/ Manny Deol
Name: Manny Deol
Title: Managing Director

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Arina Mavilian
Name: Arina Mavilian
Title: Managing Director

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
MUFG BANK, LTD.,
as Lender

By:	/s/ Nietzsche Rodricks
Name: Nietzsche Rodricks
Title: Managing Director

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Christopher J. Heitker
Name: Christopher J. Heitker
Title: Director

Signature Page
Eighth Amendment to Credit and Guaranty Agreement
BANK OF MONTREAL, LONDON BRANCH,
as Lender

By:	/s/ Richard Pittam
Name: Richard Pittam
Title: MD

By:	/s/ Scott Matthews
Name: Scott Matthews
Title: CFO